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                                                                    EXHIBIT 23.2


                       [Price Waterhouse LLP LETTERHEAD]





                                                                        [LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of Chemical Banking Corporation (Registration No. 333-01415) of our report dated January 17, 1995 appearing on page 50 of the Annual Report on Form 10-K of The Chase Manhattan Corporation for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
New York, New York
March 21, 1996